SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 3, 2004

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-31923	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road, Holliston, MA 01746-1371

(Address of principal executive offices and zip code)

(508) 893-8999

(Registrant’s telephone number, including area code)

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of the Company to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements.  Additional information concerning these risks and uncertainties is contained in the section entitled “Important Factors That May Affect Future Operating Results” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings.  The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

ITEM 2.            ACQUISITION OR DISPOSITION OF ASSETS.

On March 3, 2004, Harvard Bioscience, Inc., a Delaware corporation (“HBIO”), completed its acquisition of all of the issued and outstanding stock of KD Scientific, Inc., a Massachusetts corporation (“KD Scientific”).  The acquisition was consummated pursuant to a Stock Purchase Agreement, dated March 3, 2004, by and among HBIO, KD Scientific and Ken Dunne, the president and sole stockholder of KD Scientific (the “Stockholder”), (the “Purchase Agreement”).

The purchase price for KD Scientific was approximately $6.65 million in cash. The amount of the purchase price was determined pursuant to the Purchase Agreement.  HBIO funded the acquisition by proceeds from its $20 million revolving credit facility with Brown Brothers Harriman & Co.

HBIO has deposited $518,405 of the purchase price into an escrow account. $150,000 of the escrow is designated to secure the indemnification obligations of the Stockholder and to provide for any post-closing adjustments to the purchase price under the Purchase Agreement and is scheduled to be released, less any claims, in February 2005.  $173,090 of the escrow is designated to satisfy any additional tax liability related to KD Scientific’s year 2000 taxes and is scheduled to be released, less any claims, in April 2004.  The remaining escrow of $195,315 is designated to satisfy any additional tax liability related to KD Scientific’s year 2001 taxes and is scheduled to be released, less any claims, in October 2005.

KD Scientific designs, manufactures and sells (primarily through major scientific product distributors)  a  range of fluidics equipment used by research laboratory markets worldwide.  HBIO intends to continue to operate KD Scientific as a separate business from its Holliston, Massachusetts facility.  The Purchase Agreement, including the purchase price, was negotiated at arm’s length among HBIO, KD Scientific and the Stockholder.  Neither HBIO nor any director or officer of HBIO was affiliated with or had a material relationship with KD Scientific or the Stockholder.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference.  A copy of the press release announcing the consummation of the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

ITEM 7.            EXHIBITS

(a)           Financial Statements of the Business Acquired.

The financial statements of KD Scientific, Inc. required to be filed as part of this Current Report on Form 8-K will be filed by HBIO by amendment to this report as soon as practicable, but not later than May 17, 2004.

(b)           Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this Current Report on Form 8-K will be filed by HBIO by amendment to this report as soon as practicable, but not later than May 17, 2004.

(c)           Exhibits.  The following exhibits are being furnished herewith:

Exhibit Number	Title

2.1	Stock Purchase Agreement, dated as of March 3, 2004, by and among Harvard Bioscience, a Delaware corporation, KD Scientific, Inc., a Massachusetts corporation and Ken Dunne. *

99.1	Press release of Harvard Bioscience, Inc. issued on March 3, 2004.

*  The exhibits and schedules to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 602(b)(2) of Regulation S-K.  HBIO will furnish copies of any exhibits and schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2004	HARVARD BIOSCIENCE, INC.

	By:	/s/ David Green
David Green
President

EXHIBIT INDEX

Exhibit Number	Title

2.1	Stock Purchase Agreement, dated as of March 3, 2004, by and among Harvard Bioscience, a Delaware corporation, KD Scientific, Inc., a Massachusetts corporation and Ken Dunne. *

99.1	Press release of Harvard Bioscience, Inc. issued on March 3, 2004.